Exhibit 99.1

ADMA Biologics Reports First Quarter 2014
 Financial and Operational Results

RAMSEY, N.J. – May 12, 2014 – ADMA Biologics, Inc. (OTCQB: ADMA), a late stage biopharmaceutical company that develops, manufactures, and intends to market specialty plasma-based biologics for the treatment and prevention of certain infectious diseases, today reported its financial and operational results for the first quarter of 2014 and announced recent company developments and anticipated milestones for 2014.

“ADMA Biologics continued to make clinical and financial progress during the first quarter.  Our ongoing pivotal Phase III study has advanced as expected and is on schedule to report preliminary data later this year.  During the first quarter, we added to our capital resources with approximately $5 million of new funding, strengthening our cash position through the refinancing of our notes with Hercules Technology Growth Capital (NYSE: HTGC).  We have an additional tranche of $5 million available at our option upon achieving a future milestone.

ADMA BioCenters is operating in top-form as revenues during the first quarter have approximately doubled to $1.6 million over the comparable reporting period in 2013.  The expansion and growth of this business unit is underway and on schedule.  We believe 2014 will be a transformative year for the company, our expected milestones and achievements for 2014 will be highly value creating for our shareholders,” stated Adam Grossman, ADMA Biologics President and Chief Executive Officer.

2014 Achievements and Anticipated Milestones

•	Expansion underway of ADMA BioCenters plasma collection operations
•	Increased Hercules Technology Growth Capital loan to $10 million
•	Intend to file Biologics License Application (BLA) for new ADMA BioCenters plasma collection facility
•	Intend to apply to list ADMA Biologics common stock on the NASDAQ Capital Market
•	Intend to announce preliminary data from pivotal Phase III study of RI-002 in PIDD patients

Financial Results for the First Quarter Ended 2014

At March 31, 2014, the Company had cash, cash equivalents and short-term investments of approximately $28.7 million, as compared to approximately $29.1 million at December 31, 2013.  The Company’s cash, cash equivalents and short-term investments as of March 31, 2014 are expected to fund operations into the first half of 2016.

The consolidated net loss for the quarter ended March 31, 2014 was approximately $5.9 million, or $(0.64) per share, compared to a consolidated net loss of approximately $3.2 million, or ($0.55) per share for the quarter ended March 31, 2013.  We had revenues of approximately $1.6 million for the quarter ended March 31, 2014, compared to approximately $0.8 million for the quarter ended March 31, 2013.  The increased quarter-over-quarter net loss was primarily attributed to higher research and development expenses of approximately $4.3 million during the first quarter ended 2014, compared to approximately $1.5 million during the first quarter ended 2013.  The increased research and development expenses are primarily attributed to higher manufacturing costs during the first quarter of 2014 compared to the first quarter of 2013, as we accelerated the completion of our clinical drug product manufacturing ahead of schedule for our Phase III clinical study, for which, patient enrollment was completed during the fourth quarter of 2013.  Additionally, overall net loss increased from higher costs of product expenses attributed to increased volumes, donor collections and associated costs, increased plasma center operating costs as a result of advertising and promotion expenses, increased headcount and facility capital expenditures, offset by lower general and administrative costs primarily as a result of higher professional fees in 2013 associated with financing related charges incurred, compared to the quarter ended March 31, 2014.  Included in the net loss for the quarters ended March 31, 2014 and 2013 were non-cash expenses of stock based compensation of $0.2 million.

About ADMA Biologics, Inc.

ADMA is a late stage biopharmaceutical company that develops, manufactures, and intends to market specialty plasma-based biologics for the treatment and prevention of certain infectious diseases. ADMA’s mission is to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases. The target patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disease or who may be immune-compromised for medical reasons. ADMA also operates ADMA Bio Centers Georgia, Inc., an FDA-licensed and GHA-certified source plasma collection facility located in Norcross, Georgia, which provides ADMA with a portion of its blood plasma for the manufacture of RI-002. For more information, please visit the Company’s website at www.admabiologics.com.

About ADMA’s lead product candidate RI-002

ADMA’s lead product candidate, RI-002 is a specialty plasma-derived, polyclonal, Intravenous Immune Globulin, or IGIV, derived from human plasma containing naturally occurring polyclonal antibodies (e.g., streptococcus pneumoniae, H. influenza type B, Cytomegalovirus (CMV), measles, tetanus, etc.) as well as high levels of antibodies targeted to respiratory syncytial virus (RSV). ADMA is pursuing an indication for the use of this specialty IGIV product for treatment of patients diagnosed with primary immune deficiency diseases, or PIDD. Polyclonal antibodies are the primary component of IGIV products. Polyclonal antibodies are proteins produced by B-cells that are used by the body’s immune system to neutralize microbes, such as bacteria and viruses. The polyclonal antibodies that are present in RI-002 are expected to prevent infections in immune-compromised patients. The product is currently being evaluated in a Phase III trial in the United States.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements.” Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “target,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements include, but are not limited to, statements concerning the timing, progress and results of the clinical development, the availability of preliminary data, the reporting of data, regulatory processes, potential clinical trial initiations, potential investigational new product applications, biologics license applications, expansion plans, the achievement of clinical and regulatory milestones, build out, opening and regulatory approval of plasma facilities, commercialization efforts of the Company's product candidate(s) and the potential listing on the NASDAQ Capital Market. Forward-looking statements are subject to many risks and uncertainties that could cause our actual results and the timing of certain events to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks listed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the U.S. Securities and Exchange Commission on March 28, 2014 and our other filings with the U.S. Securities and Exchange Commission including, among other things, risks as to whether any preliminary data will, if and when available, be encouraging, positive or will otherwise lead to an effective or approved product, whether we will be able to demonstrate efficacy or gain necessary approvals to market and commercialize any product, whether we will meet any of our clinical or regulatory milestones, open any new facilities, successfully list our securities on the NASDAQ Capital Market and whether we will meet any timing targets expressed by the Company. Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent to the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements.

Contact:
Brian Lenz, CPA
Vice President and Chief Financial Officer
201-478-5552
www.admabiologics.com

ADMA BIOLOGICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended March 31, 2014 and 2013

	2014	2013

REVENUES:
Product revenue	$1,541,670	$792,935
License revenue	18,889	-
TOTAL REVENUES	1,560,559	792,935

OPERATING EXPENSES:
Cost of product revenue	977,030	529,046
Research and development	4,330,457	1,467,584
Plasma center	802,469	515,288
General and administrative	1,134,589	1,431,106
TOTAL OPERATING EXPENSES	7,244,545	3,943,024

LOSS FROM OPERATIONS	(5,683,986)	(3,150,089)

OTHER INCOME (EXPENSE):
Interest income	1,779	510
Interest expense	(226,885)	(128,796)
Change in fair value of stock warrants	5,220	36,728
TOTAL OTHER EXPENSE	(219,886)	(91,558)

NET LOSS	$(5,903,872)	$(3,241,647)

NET LOSS PER COMMON SHARE,
Basic and Diluted	$(0.64)	$(0.55)

WEIGHTED AVERAGE SHARES
OUTSTANDING, Basic and Diluted	9,291,823	5,871,002

ADMA BIOLOGICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2014 (Unaudited)	*December 31, 2013
Assets
Cash, cash equivalents and short-term investments	$28,720,999	$29,084,661
Total Assets	$31,951,324	$31,979,943

Deficit accumulated during the development stage	$(58,540,446)	$(52,636,574)
Total Stockholders’ Equity	$15,903,687	$21,573,359

*Condensed from audited financial statements